SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)..........December 19, 2002

                            BLACKHAWK BANCORP, INC.
                            -----------------------

             (Exact name of registrant as specified in its charter)


         Wisconsin                     0-18599                  39-1659424
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(State or other jurisdiction   (Commission File Number)    (IRS Employer Number)
of incorporation)

           400 Broad Street, Beloit, WI                     53511
     ----------------------------------------             ----------
     (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:  (608) 364-8911
                                                     --------------

Item 5.     Other Events.

Blackhawk Bancorp, Inc. sold $7.0 million in floating-rate trust-preferred securities offered through First Tennessee National Capital Markets and Keefe Bruyette & Woods on December 19, 2002. Interest will float at 3.25% over the three-month LIBOR adjusted quarterly. The securities are redeemable at any time after five years and under certain conditions. The capital will be used to support the company's growth strategies, which may include acquisition opportunities, and other general corporate purposes including debt reduction and common stock repurchases.

Blackhawk Bancorp, Inc. with total assets of approximately $328,000,000, is the parent company of Blackhawk State Bank, which operates three office locations in Beloit, Wisconsin, two offices in Belvidere, Illinois and office locations in Rochelle, Oregon, Rockford and Roscoe, Illinois. Blackhawk's stock is traded on the over the counter market under the symbol BKHB.

Item 7.     Financial Statements and Exhibits

(C)  EXHIBITS.

     99.1 Press Release dated December 23, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 23, 2002                BLACKHAWK BANCORP, INC.

                                        /s/Todd J. James
                                        -----------------------------------
                                        Todd J. James
                                        Senior Vice President and CFO

                          EXHIBIT INDEX TO FORM 8-K OF
                            BLACKHAWK BANCORP, INC.
                            DATED DECEMBER 19, 2002
                  Pursuant to Section 102(d) of Regulation S-T

EXHIBIT   DESCRIPTION

99.1      Press Release dated December 23, 2002.